Exhibit 5.1

Steven M. Przesmicki +1 858 550 6070 przes@cooley.com

March 5, 2021

Lineage Cell Therapeutics, Inc.

2173 Salk Avenue, Suite 200

Carlsbad, California 92008

Ladies and Gentlemen:

We have acted as counsel to Lineage Cell Therapeutics, Inc., a California corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of $25,000,000 (the “Placement Shares”) of common shares of the Company, no par value (the “Common Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-237975) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Placement Shares are to be sold by the Company in accordance with the Controlled Equity OfferingSM Sales Agreement, dated May 1, 2020, by and between the Company and Cantor Fitzgerald & Co. (the “Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s articles of incorporation and bylaws, each as currently in effect, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to the Placement Shares, we have assumed (i) that each sale of the Placement Shares will be duly authorized by the Board of Directors of the Company or a duly authorized committee thereof and (ii) that no more than 10,000,000 Placement Shares will be sold. With respect to the Placement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of Common Shares outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Placement Shares then issuable under the Agreement.

Our opinion herein is expressed solely with respect to the laws of the State of California. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com

Lineage Cell Therapeutics, Inc. March 5, 2021 Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Placement Shares, when issued and paid for in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Sincerely,
Cooley LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com